SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            The Securities Act of 1933

                      ILLINOIS CENTRAL CORPORATION
         (Exact name of registrant as specified in its charger)

     Delaware                                13-3545405
(State or other jurisdiction of              (Employer
 incorporation or organization)           Identification No.)

                          455 North Cityfront Plaza Drive
                             Chicago, Illinois  60611

                           ILLINOIS CENTRAL CORPORATION
                           1990 LONG TERM INCENTIVE PLAN
                             (Full Title of the Plan)

                               Ronald A. Lane, Esq.
                 Vice President and General Counsel and Secretary
                           Illinois Central Corporation
                    455 North Cityfront Plaza Drive, 20th Floor
                             Chicago, Illinois  60611

                      (Name and address of agent for service)

           Telephone Number, including area code, of agent for service:
                                  (312) 755-7500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                          CALCULATION OF REGISTRATION FEE

                          Proposed
                          Maximum     Proposed
Title of                  Offering    Maximum     Amount
Securities                Price       Aggregate   of
to be         Number of   Per         Offering    Registration
Registered    Shares      Share*      Price       Fee

Illinois
Central
Corporation    1,000,000  $33.4375  33,437,500    11,531
Common         shares
Stock ($.001
par value)


* Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the New York Stock Exchange on February 14, 1995.

This Registration Statement covers additional securities of the same class as the securities covered by Registration Statement No. 33-41052 filed with the Securities and Exchange Commission on June 4, 1991 and which related to an employee benefit plan. That Registration Statement is incorporated herein by reference.

                                   EXHIBIT INDEX


Exhibit                    Exhibit              Sequentially
Number                    Description          Numbered Page

 5             Opinion of Counsel regarding         E-1
               legality of the securities

23.1           Consent of Arthur Anderson & Co.     E-2

23.2           Consent of Counsel              (see Exhibit 5)

25             Power of Attorney               (included on page 4)

                                    Signatures

Pursuant to the requirements of the Securities Act of 1933, the Illinois Central Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 15th day of February, 1995.

                         ILLINOIS CENTRAL CORPORATION



                              By:  /s/  Dale W. Phillips
                                      Vice President and Chief
                                      Financial Officer

                                 POWER OF ATTORNEY

The Registrant and each person whose signature appears below constitutes and appoints E. Hunter Harrison, Dale W. Phillips and Ronald A. Lane, and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ E. Hunter Harrison President and Chief February 15, 1995
E. Hunter Harrison     Executive Officer
                       (principal executive
                       officer) and Director

/s/ Thomas A. Barron    Director           February 15, 1995
Thomas A. Barron


/s/ George D. Gould     Director           February 15, 1995
George D. Gould


/s/ William B. Johnson  Director           February 15, 1995
William B. Johnson


/s/ Gilbert H. Lamphere Director           February 15, 1995
Gilbert H. Lamphere


/s/ Alexander P. Lynch  Director           February 15, 1995
Alexander P. Lynch


/s/ Samuel F. Pryor, IV Director           February 15, 1995
Samuel F. Pryor, IV


/s/ F. Jay Taylor       Director           February 15, 1995
F. Jay Taylor


/s/ John V. Tunney      Director           February 15, 1995
John V. Tunney


/s/ Alan H. Waskhowitz  Director           February 15, 1995
Alan H. Washkowitz


/s/ Dale W. Phillips    Vice President &   February 15, 1995
Dale W. Phillips        Chief Financial
                        Officer
                       (principal
                        financial
                        officer)

/s/ John V. Mulvaney    Controller         February 15, 1995
John V. Mulvaney        (principal
                        accounting
                        officer)